================================================================================
--------------------------------------------------------------------------------
                                                                   EXHIBIT 10.19

                                  $200,000,000

                       LETTER OF CREDIT FACILITY AGREEMENT

                         Dated as of September 27, 1996

                                      among

                                 SPIEGEL, INC.,

                         BANK OF AMERICA NATIONAL TRUST

                            AND SAVINGS ASSOCIATION,

                                    as Agent,

                                      and

                         VARIOUS FINANCING INSTITUTIONS

--------------------------------------------------------------------------------
================================================================================

                                    INDEX TO

                                CLOSING DOCUMENTS
                                       FOR
                                  $200,000,000
                       LETTER OF CREDIT FACILITY AGREEMENT
                                   dated as of
                               September 27, 1996
                                      among
                                 SPIEGEL, INC.,
                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                    as Agent,
                                       and
                         VARIOUS FINANCIAL INSTITUTIONS



1. Letter of Credit Agreement Facility Agreement ("Credit Agreement") among Spiegel, Inc., Bank of America National Trust and Savings Association ("BofA"), The Bank of New York, The Hongkong and Shanghai Banking Corporation Limited and ABN AMRO Bank N.V., acting through its Chicago branch, and BofA as Agent, dated as of September 27, 1996

2. Resolution of the Board Committee of Spiegel, Inc. authorizing the Credit Agreement, together with an Incumbency Certificate, both certified by the Secretary of Spiegel, Inc.

3. Good Standing Certificates from the Secretaries of State of Delaware, Pennsylvania, Ohio and Illinois

4.   Opinion of counsel of general counsel to Spiegel, Inc.

5. Letters terminating the Risk Participation Agreements among Bank of America Illinois, Bank of America NW, N.A. (d/b/a Seafirst Bank), BofA and The Hongkong and Shanghai Banking Corporation Limited

6. Letters terminating the Risk Participation Agreements among Bank of America Illinois, Bank of America NW, N.A. (d/b/a Seafirst Bank), BofA and The Bank of New York

7. Letters directing cancellation of $40,000,000 Standby Letter of Credit issued by The Hongkong and Shanghai Banking Corporation Limited

                                TABLE OF CONTENTS

Section                                                                         Page
                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

    1.01    Certain Defined Terms ...........................................      2
    1.02    Interpretive Provisions .........................................     11


                                   ARTICLE II
                              THE LETTERS OF CREDIT
                              ---------------------

    2.01    The Letter of Credit Facility ...................................     11
    2.02    Issuance, Amendment and Renewal of Letters of Credit ............     13
    2.03    Existing Letters of Credit; Risk Participations, Drawings and
            Reimbursements ..................................................     14
    2.04    Repayment of Participations .....................................     16
    2.05    Role of the Issuing Banks .......................................     17
    2.06    Voluntary Termination or Reduction of Commitments ...............     18
    2.07    Fees ............................................................     18
            (a) Agent Fees ..................................................     18
            (b) Facility Fee ................................................     18
    2.08    Letter of Credit Fees; computations .............................     18
    2.09    Payments by the Company .........................................     19
    2.10    Sharing of Payments, Etc. .......................................     19
    2.11    Obligations Absolute ............................................     19
    2.12    Uniform Customs and Practice ....................................     21
    2.13    Issuance Allocations and Tenor Allocations ......................     21
    2.14    Reports on Letters of Credit ....................................     22

                                   ARTICLE III
                                YIELD PROTECTION
                                ----------------

    3.01    Increased Costs and Reduction of Return .........................     22
    3.02    Certificates of Banks ...........................................     23
    3.03    Survival ........................................................     23

                                   ARTICLE IV
                              CONDITIONS PRECEDENT
                              --------------------

    4.01    Conditions of Initial Credit Extensions .........................     23
            (a) Credit Agreement ............................................     23
            (b) Resolutions; Incumbency .....................................     23
            (c) Good Standing ...............................................     24
            (d) Legal Opinions ..............................................     24
            (e) Payment of Fees .............................................     24
            (f) Termination of Risk Participation Agreements and
                Cancellation of Standby Letter of credit ....................     24
            (g) Existing L/C Report .........................................     24
            (h) Other Documents .............................................     24
    4.02    Conditions to All Credit Extensions .............................     24

Section                                                                         Page
            (a) Notice, Application .........................................     24
            (b) Other Conditions ............................................     24
            (c) Continuation of Representations and Warranties ..............     24
            (d) No Existing Default .........................................     25

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

    5.01    Corporate Existence and Power ...................................     25
    5.02    Corporate Authorization; No Contravention .......................     25
    5.03    Governmental Authorization ......................................     26
    5.04    Binding Effect ..................................................     26
    5.05    Litigation ......................................................     26
    5.06    No Default ......................................................     26
    5.07    Taxes ...........................................................     26
    5.08    Financial Information ...........................................     27

                                   ARTICLE VI
                                    COVENANTS
                                    ---------

    6.01    Financial Statements ............................................     27
    6.02    Certificates; Other Information .................................     28
    6.03    Notices .........................................................     28
    6.04    Preservation of Corporate Existence, Etc. .......................     29
    6.05    Inspection of Property and Books and Records ....................     29

                                   ARTICLE VII
                                EVENTS OF DEFAULT
                                -----------------

    7.01    Event of Default ................................................     30
            (a) Non-Payment .................................................     30
            (b) Representation or Warranty ..................................     30
            (c) Other Defaults ..............................................     30
            (d) Cross-Default ...............................................     30
            (e) Insolvency; Voluntary Proceedings ...........................     30
            (f) Involuntary Proceedings .....................................     31
            (c) Change of Control ...........................................     31
    7.02    Remedies ........................................................     31
    7.03    Rights Not Exclusive ............................................     32

                                  ARTICLE VIII
                               RELATIONS OF BANKS
                               ------------------

    8.01    Appointment and Authorization; "Agent" ..........................     32
    8.02    Delegation of Duties ............................................     32
    8.03    Liability of Agent ..............................................     33
    8.04    Reliance by Agent ...............................................     33
    8.05    Notice of Default ...............................................     34

Section                                                                         Page
    8.06    Credit Decision .................................................     34
    8.07    Indemnification of Agent ........................................     35
    8.08    Agent in Individual Capacity ....................................     35
    8.09    Successor Agent .................................................     35
    8.10    Withholding Tax .................................................     36

                                       ARTICLE IX
                                      MISCELLANEOUS
                                      -------------

    9.01    Amendments and Waivers ..........................................     36
    9.02    Notices .........................................................     37
    9.03    No Waiver; Cumulative Remedies ..................................     38
    9.04    Costs and Expenses ..............................................     38
    9.05    Company Indemnification .........................................     38
    9.06    Successors and Assigns ..........................................     39
    9.07    Assignments .....................................................     39
    9.08    Set-off .........................................................     40
    9.09    Automatic Debits of Fees ........................................     40
    9.10    Notification of Addresses, Offices, Etc. ........................     41
    9.11    Counterparts ....................................................     41
    9.12    Severability ....................................................     41
    9.13    GOVERNING LAW AND JURISDICTION ..................................     41
    9.14    WAIVER OF JURY TRIAL ............................................     41
    9.15    Entire Agreement ................................................     42

SCHEDULES

Schedule 1.01    Letter of Credit Offices; Addresses; Payment Information
Schedule 2.01    Commitments
Schedule 5.05    Litigation
Schedule 9.02    Offices; Addresses for Notices

EXHIBITS

Exhibit A        Notice of Change in Issuance Allocations and Tenor Allocations

Exhibit B        Form of Legal Opinion

                                CREDIT AGREEMENT
                                ----------------

     This LETTER OF CREDIT FACILITY AGREEMENT (the "Agreement") is entered into
                                                    ---------
as of September 27, 1996, among Spiegel, Inc., a Delaware corporation (the "Company"); Bank of America National Trust and Savings Association ("NT&SA");
 -------                                                             -----
The Bank of New York ("BONY"); The Hongkong and Shanghai Banking Corporation
                       ----
Limited ("HKSB"); ABN AFRO Bank N.V., acting through its Chicago Branch ("ABN")
          ----                                                            ---
and any other financial institutions from time to time party to this Agreement (collectively, the "Banks" and, individually, a "Bank"), and NT&SA, as agent for
                    -----                        ----
the Banks (in such capacity, the "Agent").
                                  -----

                              PRELIMINARY STATEMENT
                              ---------------------

     A. Certain of the Banks have issued commercial letters of credit for the account of the Company from time to time to finance purchases of inventory for itself and certain Material Subsidiaries. To facilitate such arrangement, the Company is the account party on all such letters of credit even though some commercial letters of credit have been or may be requested to be issued in the name of Material Subsidiary (as defined herein).

     B. The Company has requested those Banks which are currently issuing such commercial letters of credit to consolidate a large portion of the various commercial letter of credit issuance arrangements into one agreement.

     C. The Banks party thereto have agreed to terminate the Risk Participation Agreements, NT&SA has agreed to a cancellation of the Revolver Standby and the Banks have agreed to make available to the Company a revolving commercial letter of credit facility on the terms and conditions set forth herein. Commercial letters of credit issued by such Banks which are outstanding on the date hereof are defined as "Existing Letters of Credit" herein and will become part of this facility and be counted as utilization of this facility.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.01  Certain Defined Terms. The following terms have the following
           ---------------------
meanings:

           "Affiliate" means, as to any Person, any other Person which, directly
            ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "Aqent-Related Persons" means NT&SA and any successor agent arising
            ---------------------
     under Section 8.09, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Assignee" has the meaning specified in subsection 9.07(a).
            --------

           "Attorney Costs" means, all fees and disbursements of any law firm or
            --------------
     other external counsel and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

           "Bank" has the meaning specified in the introductory paragraph.
            ----

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
            ---------------
     U.S.C.(S)101, et seq.), as amended from time to time..
                   -- ---

           "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
            ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by NT&SA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by NT&SA based upon various factors including NT&SA's costs and-desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

               Any change in the reference rate announced by NT&SA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Business Day" means any day other than a Saturday, Sunday or other
            ------------
     day on which commercial banks in Chicago, Illinois or San Francisco, California are authorized or required by law to close and, with respect to Letter of Credit Offices(s) of each Issuing Bank, also means a day on which banks are open for business in the city in which such Letter of Credit Office is located.

           "Capital Adequacy Regulation" means any guideline, request or
            ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Change of Control" means any event the result of which is the
            -----------------
     failure of the Otto Interests to own, directly or indirectly, free and clear of all Liens, at least 67% of the ownership interests in the Company.

           "Closing Date" means the date on which all conditions precedent set
            ------------
     forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

           "Commitment" means, with respect to each Bank, the commitment of such
            ----------
     Bank to participate in Letters of Credit from time to time Issued or outstanding hereunder in the dollar amount set forth on Schedule 2.01 with
                                                             -------------
     respect to such Bank, as such schedule may be modified from time to time.

           "Contractual Obligation" means, as to any Person, any provision of
            ----------------------
     any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Credit Documents" means this Agreement, the Fee Letters, the
            ----------------
     L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

           "Default" means any event or circumstance which, with the giving of
            -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "Dollars", "dollars" and "$" each mean lawful money of the United
            -------    -------       -
     States.

           "Effective Amount" means the outstanding amount of L/C Obligations on
            ----------------
     any date of determination after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes resulting from reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit issued on such date. For purposes of determining the Effective Amount of L/C Obligations on any date of determination, each outstanding Letter of Credit shall be deemed to be outstanding in the undrawn face amount thereof for the 30-day period following its expiry date unless previously cancelled, but in no event shall any Letter of Credit constitute an L/C Obligation more than 30 days after its expiry date.

           "Eligible Assignee" means (a) a commercial bank organized under the
            -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a
                                                                 ----
     political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
     (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

           "Event of Default" means any of the events or circumstances specified
            ----------------
     in Section 7.01.

           "Existing Letters of Credit" means the commercial letters of credit
            --------------------------
     listed on the Existing L/C Report, issued by one or more of the Issuing Banks for the account of the Company prior to the Closing Date.

           "Existing L/C Report" means, collectively, the various reports
            -------------------
     delivered by one or more of the Issuing Banks on the Closing Date pursuant to Section 2.14(a).

           "Facility Fee" means the fee described in Section 2.07(b).
            ------------

           "Federal Funds Rate" means, for any day, the rate set forth in the
            ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.l5(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letters" means, collectively, the Agent Fee Letter (defined in
           -----------
     Section 2.07(a)) and the L/C Fee Letters (defined in Section 2.08).

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "GAAP " means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Honor Date" has the meaning specified in subsection 2.03(c).
           ----------

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments; (d) all obligations in respect of letters of credit or banker's acceptances; (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (g) all obligations with respect to capital leases; (h) all obligations related to capital stock which is mandatorily redeemable; (i) all other items which in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (j) the net liabilities of such Person under all interest rates swap or other similar transactions entered into by such Person to manage risk; (k) all indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (1) all guarantees or other contingent obligations incurred in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) above.

          "Indemnified Liabilities" has the meaning specified in Section 9.05.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 9.05.
           ------------------

          "Independent Auditor" has the meaning specified in subsection 6.01(a).
           -------------------

          "Insolvency Proceeding" means, with respect to any Person, (a) any
           ---------------------
     case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Issuance Allocation" means the commitment of each Issuing Bank to
           -------------------
     issue Letters of Credit, subject to the terms hereof, initially in the amounts set forth below, and subsequently in such amounts as are agreed to pursuant to the provisions of Section 2.13:

                                        Initial Issuance
                                        ----------------
          Name of Issuinq Bank             Allocation
          --------------------             ----------

          Bank of America
             National Trust and
             Savings Association          $170,000,000
          The Hongkong and
             Shanghai Banking
             Corporation Limited          $        -0-
          The Bank of New York            $ 30,000,000
          ABN AMRO Bank, N.V.,
             acting through its
             Chicago Branch               $        -0-
                                          ------------
                                          $200,000,000

          The Issuance Allocations need not be allocated on a pro rata basis among the Issuing Banks. Revised Issuance Allocations will be set forth in the notification letters sent by the Company to the Agent from time to time and confirmed by the Banks pursuant to subsection 2.13(b).

          "Issuance Date" has the meaning specified in subsection 2.01(a).
           -------------

          "Issue" means, with respect to any Letter of Credit, to incorporate
           -----
     the Existing Letters of Credit into this Agreement, or to issue or extend the expiry of, or to renew or increase the amount of, any Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding
                    ------    -------       --------
     meanings.

          "Issuing Bank" means any Bank in its capacity as an issuer of Letters
           ------------
     of Credit hereunder, as set forth on Schedule 1.01 as such, schedule may
                                          --------------
     change from time to time.

          "L/C Advance" means each Bank's participation in any L/C Borrowing in
           -----------
     accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of
           -------------------------
     outstanding commercial letters of credit as shall at any time be in use at an Issuing Bank, as such Issuing Bank shall request.

          "L/C Application" means an application form and/or reimbursement for
           ---------------
     issuance of commercial letters of credit as shall at any time be in use at an Issuing Bank, as each such Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under
      -------------
any Letter of Credit which is not reimbursed on the Honor Date at the time agreed to pursuant to Section 2.03(c).

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn
      ---------------
amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications,
      ---------------------
the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Banks' standard form documents for commercial letter of credit issuance.

     "Letter of Credit Office" means any office of an Issuing Bank through which
      -----------------------
it Issues Letters of Credit and also includes any office of an Affiliate of such Issuing Bank through which such Affiliate Issues Letters of Credit to fulfill the related Issuing Bank's Issuance Allocation. The Letter of Credit Offices are set forth on Schedule 1.01, as such schedule may be modified from time to time.
             -------------

     "Letters of Credit" means the Existing Letters of Credit and any commercial
      -----------------
letters of credit payable at sight Issued by an Issuing Bank pursuant hereto.

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, asset-deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under any of the Credit Documents, (iii) the validity or enforceability of any of the Credit Documents or (iv) the rights or remedies of the Agent or the Banks under the Credit Documents.

     "Material Subsidiary" means Eddie Bauer, Inc., Newport News, Inc., First
      -------------------
Consumers National Bank, Distribution Fulfillment Services, Inc., Ultimate Outlet Inc., Spiegel Publishing Company, Spiegel Acceptance Corporation and any other subsidiary (excluding Spiegel Credit Corporation II and Spiegel Credit Corporation III) whose assets, income or sales exceed 5% of the consolidated assets, income or sales, respectively, of the Company and its consolidated Subsidiaries, or any other Subsidiaries so designated by the Company after the Closing Date.

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants and duties arising hereunder and under any L/C-Related Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Office" means, as to any Bank, the office or offices of such Bank
           ------
     specified as its "Office" on Schedule 9.02, or such other office as such
                                  -------------
     Bank may from time to time notify the Company and the Agent.

          "Otto Interests" means (i) Werner Otto of Hamburg, Germany, his spouse
           --------------
     and any of his lineal descendants and their respective spouses (collectively, the "Otto Family"), and any Subsidiary of any members of the
                         -----------
     Otto Family, and any personal representative, trustee or other fiduciary acting in respect of the estate of any member of the Otto Family, and (ii) any trust which is solely for the benefit of one or more members of the Otto Family (whether or not any member of the Otto Family is a trustee of such trust) or principally for the benefit of one or more members of the Otto Family (provided that a member of the Otto Family is a trustee of such trust).

          "Other Letters of Credit" means letters of credit issued by a Bank
           -----------------------
     for the account of the Company pursuant to any arrangement (other than pursuant to this Agreement) between the Company and such Bank, but does not include Existing Letters of Credit.

          "Person" means an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Report" has the meaning specified in Section 2.14.
           ------

          "Required Banks" means at any time Banks then holding at least 66-2/3%
           --------------
     of the L/C Obligations, or, if no amounts are outstanding, Banks then having at least 66-2/3% of the aggregate amount of the Commitments.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the
           -------------------
     president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolver Standby" means that certain standby letter of credit issued
           ----------------
     by HKSB as the issuing bank under the Revolving Credit Agreement, in favor of NT&SA as beneficiary, in the face amount of $40,000,000.

          "Revolving Credit Aqreement" means that certain Revolving Credit
           --------------------------
     Agreement, dated as of March 27, 1996, as amended from time to time, among the Company, various financial institutions as lenders and Deutsche Bank AG Chicago Branch as administrative agent.

          "Risk Participation Agreements" means (i) that certain Participation
           -----------------------------
     Agreement, dated as of June 27, 1996, among Bank of America Illinois ("BAI"), Bank of America North West, N.A. ("Seafirst"), NT&SA and HKSB and
     (ii) that certain Participation Agreement, dated as of June 27, 1996, among BAI, Seafirst, NT&SA and BONY.

          "SEC" means the Securities and Exchange Commission, or any
           ---
     Governmental Authority succeeding to any of its principal functions.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Tenor Allocation" means the undrawn face amount of Letters of Credit
           ----------------
     which have a tenor of up to 364 days which an Issuing Bank has agreed to issue within its Issuance Allocation. The initial Tenor Allocations are as set forth below:

                                          Initial 364-day
                                          ---------------
          Name of Issuing Bank            Tenor Allocations
          --------------------            -----------------
          Bank of America
            National Trust and
            Savings Association           $   -0-
          The Hongkong and
            Shanghai Banking
            Corporation Limited           $   -0-
          The Bank of New York            $20,000,000
          ABN AMRO Bank, N.V.,
            acting through its
            Chicago Branch                $   -0-
                                        ------------------
                                          $20,000,000

          The Tenor Allocations need not be allocated on a pro rata basis among the Issuing Banks. Revised Tenor Allocations will be set forth in the notification letters sent by the Company to the Agent from time to time and confirmed by the Banks pursuant to Section 2.13(b).

          "Termination Date" means September 26, 1997.
           ----------------

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
     directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 Interpretive Provisions. This Agreement and the L/C-Related Documents
          -----------------------
are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the Banks, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

                                   ARTICLE II

                              THE LETTERS OF CREDIT
                              ---------------------

     2.01 The Letter of Credit Facility. (a) On the terms and conditions set
          -----------------------------
forth herein, (i) each Issuing Bank agrees, from
time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Company and to amend or renew Letters of Credit previously issued by it and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, however, that (A) no Issuing Bank shall be obligated to
             --------  -------
Issue Letters of Credit (x) in excess of its Issuance Allocation or, if an Issuing Bank has received a Tenor Allocation, for a period of time longer than its Tenor Allocation or (y) if the L/C Obligations owed to such Issuing Bank would exceed its Issuance Allocation and (B) no Bank shall be obligated to participate in any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") the participation of such Bank in the Effective
                -------------
Amount of all L/C Obligations would exceed such Bank's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          An Issuing Bank may Issue Letters of Credit itself or may cause one of its Affiliates to Issue Letters of Credit. Any such Affiliate Issuing Letters of Credit shall have all of the rights of an Issuing Bank hereunder and may exercise any of the remedies available to an Issuing Bank hereunder even though such Affiliate is not a signatory to this Agreement or to the L/C-Related Documents (other than Letters of Credit), and any Affiliate of an Issuing Bank so Issuing Letters of Credit shall be an express third party beneficiary of this Agreement and the L/C-Related Documents between the Issuing Bank with respect to which it is an Affiliate and the Company. The Letter of Credit Offices of each Issuing Bank and any Affiliate of such Issuing Bank through which such Issuing Bank Issues Letters of Credit are set forth on Schedule 1.01, as such
                                                       -------------
schedule may change from time to time. Promptly after receipt by the Agent of information from an Issuing Bank as to changes in its Letter of Credit Offices, the Agent shall deliver an updated Schedule 1.01 to the Company and each Bank.
                                   -------------

          (b) No Issuing Bank has an obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator purports by its terms to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank prohibits, or requests that the Issuing Bank refrain from, the Issuance of commercial letters of credit generally or such Letter of

          Credit in particular or imposes upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or imposes upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

               (ii) such Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article IV is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is more than 180 days after the date of Issuance; provided, however, that up
                                                    --------  -------
          to $20,000,000 of Letters of Credit may expire up to 364 days after the date of Issuance but in no event later than June 23, 1998; or

               (iv) any requested Letter of Credit is not in form and substance acceptable to the relevant Issuing Bank, or the Issuance of a Letter of Credit violates any applicable policies of the Issuing Bank.

          (c) If any Issuing Bank Issues a Letter of Credit which (i) causes the aggregate amount of outstanding Letters of Credit Issued by such Bank to exceed its Issuance Allocation, (ii) causes the outstanding L/C Obligations to exceed the Commitments or (iii) does not comply with Section 2.0l(b)(iii) or such Issuing Bank's Tenor Allocation, if any, such Issuing Bank shall be solely responsible for collecting payment therefor from the Company, and the Banks shall not be required to participate in the L/C Obligations relating thereto. For purposes of determining the outstanding L/C Obligations and a Bank's Issuance Allocation and Tenor Allocation on any date of determination, each outstanding Letter of credit shall be deemed to be outstanding in the undrawn face amount thereof for the thirty day period following its expiry date unless previously cancelled, but in no event shall any Letter of Credit constitute an L/C Obligation more than 30 days after its expiry date.

          (d) Issuance of Letters of Credit by`an Issuing Bank under this Agreement does not preclude an Issuing Bank from issuing Other Letters of Credit; provided, however, that (i) Other Letters of Credit shall not be counted
        --------  -------
as utilization of an Issuing Bank's Issuance Allocation and (ii) the Banks shall not be required to purchase risk participations pursuant to Section 2.03(b) in such Other Letters of Credit.

     2.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter
          ----------------------------------------------------
of Credit shall be issued, amended or renewed upon the request of the Company (which request shall be irrevocable) received by an Issuing Bank in accordance with arrangements between each Issuing Bank and the Company to provide each Issuing Bank electronically with the information necessary to issue, amend or renew Letters of Credit. The arrangements between the Company and the various Issuing Banks are set forth in the L/C-Related Documents (other than the Letters of Credit) between each Issuing Bank and the Company. To the extent any term in any such L/C-Related Documents (other than a Letter of Credit) conflicts with or is inconsistent with the terms of this Agreement, the term most favorable to the Issuing Bank shall apply, and an Issuing Bank may exercise its rights under either such L/C-Related Document or this Agreement vis-a-vis the Company, but subject in any event to the provisions herein with respect to sharing and notification. If any such inconsistency exists, the Agent and the Banks shall not be deemed to have waived any rights hereunder, nor shall any Issuing Bank be deemed to have waived any rights under such L/C-Related Document, by reason of such inconsistency.

          (b) No Issuing Bank shall be under an obligation to amend any Letter of Credit if: (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement or (ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. For purposes of determining the tenor of a Letter of Credit which is to be amended or renewed, the periods of 180 days and 364 days referred to in Section 2.0l(b)(iii) shall be calculated from the date of amendment or renewal of such Letter of Credit prior to or as of the expiry date thereof.

          (c) No Issuing Bank shall be under an obligation to renew any Letter of Credit if such Issuing Bank would have no obligation at such time to issue such Letter of Credit under the terms of this Agreement.

     2.03 Existing Letters of Credit; Risk Participations, Drawings and
          -------------------------------------------------------------
Reimbursements. (a) The Existing Letters of Credit shall be deemed for all
--------------
purposes, including for purposes of the fees to be collected pursuant to Section
2.08 and reimbursement of costs and expenses hereunder (but without duplication of fees already paid under any other agreement with respect to any Existing Letter of Credit), Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the L/C-Related Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to irrevocably and unconditionally purchase from the Issuing Banks of Existing Letters of Credit on the Closing Date a participation in each such Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such

Letter of Credit and the amount of such drawing, respectively. The Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank, and each Issuing Bank's Issuance Allocation shall be deemed utilized by outstanding Existing Letters of Credit and unpaid drawings in respect thereof.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 2.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (c) Each Issuing Bank will promptly notify the Company of any drawing under a Letter of Credit. The Company shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") at such time(s) as are agreed upon by the
                     ----------
Company and the Issuing Bank's Letter of Credit Offices, in an amount equal to the amount so paid by such Issuing Bank. If the Company fails to reimburse any Issuing Bank for the full amount of any drawing under any Letter of Credit at such agreed upon time on the.Honor Date, such Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have incurred from the affected Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum.

          (d) Upon receipt of any notice from the Agent of any failure by the Company to reimburse an Issuing Bank, each Bank shall make available to the Agent for the account of the relevant Issuing Bank its Pro Rata Share of the amount of such L/C Borrowing. If any Bank fails to transfer its Pro Rata Share of the amount of-such L/C Borrowing to the Agent, interest shall accrue on such Bank's obligation to make such payment from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. Any failure of the Agent to give notice to the Banks on an Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this subsection (d).

          (e) Each Bank's payment to the Issuing Bank pursuant to subsection 2.03(d) shall, be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C

Advance from such Bank in satisfaction of its participation obligation.

          (f) The Company hereby promises to pay all L/C Borrowings in accordance with the terms set forth herein. The accounts or records maintained by the Agent, each Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of Letters of Credit Issued for the account of the Company, any L/C Borrowings and the interest and payments thereon. Any failure to record or any error in recording such amounts shall. not limit or otherwise affect the obligation of the Company hereunder to pay any amount owing in respect thereof. To the extent that the records of the Agent conflict with the records of any Bank or any Issuing Bank, the records of the Bank or the Issuing Bank, as the case may be, shall be conclusive absent manifest error.

          (g) Each Bank's obligation to make L/C Advances as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Banks and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Banks, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Pvent of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that after paying in full its reimbursement
                  --------  -------
obligation hereunder, nothing herein shall adversely affect the right of the company or such Bank, as the case may be, to commence any proceeding against an Issuer for any wrongful disbursement made by such. Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     2.04 Repayment of Participations. (a) Upon receipt by an Issuing Bank of
          ---------------------------
(i) reimbursement from the company for any payment made by such Issuing Bank under a Letter of Credit with respect to which any Bank has paid for its participation in such Letter of Credit or (ii) payment of interest thereon, such Issuing Bank will pay such amounts to the Agent, in the same funds as those received by such Issuing Bank. The Agent shall promptly distribute to each Bank its Pro Rata Share thereof.

          (b) If the Agent or any Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Froceeding, any portion of the payments made by the Company to izhe Agent or to an Issuing Bank pursuant to subsection 2.04(a) in reimbursement of a payment made under a Letter of Credit or interest thereon or fees relating thereto or as a result of a set-off, each Dank shall, on demand of the Agent or such Issuing Bank, as the case may be, forthwith return to the Agent or the

Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          (c) If any event described in subsection (b) above occurs, the obligation of the Company in respect of the payment or set-off required to be returned shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not been effected.

     2.05 Role of the Issuing Banks. (a) No Issuing Bank shall have any
          -------------------------
responsibility to obtain any document in connection with paying any drawing under a Letter of Credit (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Issuing Bank or any of its correspondents or assignees shall be liable to any Bank for: (i) any action taken or omitted in connection herewith atlthe request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.11; provided,
                                                                --------
however, that the Company may have a claim against an Issuing Bank, and an
-------
Issuing Bank may be liable to the Company, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     2.06 Voluntary Termination or Reduction of Commitments. The Company may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless,
                                                                      ------
after giving effect thereto, the Effective Amount of all L/C Obligations then outstanding would exceed the Commitments. Once reduced in accordance with this section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued Facility Fee and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.07 Fees.
          ----

          (a)  Agent Fees. The Company shall pay fees to the Agent for the
               ----------
Agent's own account, as required by the letter agreement ("Agent Fee Letter")
                                                           ----------------
between the Company and the Agent, dated August 27, 1996.

          (b)  Facility Fee. The Company shall pay to the Agent for the
               ------------
account of each Bank a fee on the amount of such Bank's Commitment equal to .20 percent per annum. Such Facility Fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on December 31, 1996, with the final payment to be made on the Termination Date; provided that, in
                                                      --------
connection with any reduction or termination of Commitments under Section 2.06, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Facility Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

     2.08 Letter of Credit Fees; Computations. The Company shall pay to each
          -----------------------------------
Issuing Bank from time to time in accordance with a letter agreement entered into between the Company and each Issuing Bank (each an "L/C Fee Letter") the
                                                         --------------
issuance, presentation, amendment, negotiation and other processing fees, and &her standard costs and charges, of the Issuing Bank relating to commercial letters of credit. All computations of interest on past due L/C Obligations and all computations of fees shall be made on the basis of a 365-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     2.09 Payments by the Company. All payments to be made by the Company shall
          -----------------------
be made without set-off, recoupment or counterclaim and free and clear of all taxes. Payments by the Company to an Issuing Bank in respect of L/C Obligations and the fees described in Section 2.08 shall be made directly to each Issuing Bank by the Company at the,times agreed upon by the Company and the Issuing Banks. Payments by the Company of Facility Fees and amounts payable pursuant to
Section 9.04 and 9.05 for all the Banks shall be made to the Agent for the account of the Banks at the Agent's Office set forth on Schedule 9.02, and shall
                                                        -------------
be made in dollars in immediately available funds, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     2.10 Sharing of Payments, Etc. Except for payments made pursuant to Article
          ------------------------
III, if any Bank obtains payment (whether voluntary, involuntary, in respect of the L/C Obligations or the Facility Fee through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations as is necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall be rescinded to that extent, and each other Bank shall repay to the purchasing Bank an amount equal to such paying Bank's ratable share of such recovered payment (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing'Bank). The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 9.08) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this section and will in each case notify the Banks following any such purchases or repayments.

     2.11 Obligations Absolute: The obligations of the Company under this
          -------------------
Agreement and any L/C-Related Document to reimburse any Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations' of the Company in respect of any Letter of Credit; or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

     2.12 Uniform Customs and Practice. The Uniform Customs and Practice for
          ----------------------------
Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     2.13 Issuance Allocations and Tenor Allocations. (a) From the Closing Date
          ------------------------------------------
until such time as the Company delivers a notification to the Agent pursuant to subsection (b), NT&SA's Issuance Allocation shall be $170,000,000 and BONY's Issuance Allocation shall be $30,000,000. In addition, BONY's Tenor Allocation shall be $20,000,000.

          (b) From time to time the Company may replace one or more Issuing Banks or may designate new or additional Issuing Banks and may change the Issuance Allocations and the Tenor Allocations of the Issuing Banks by providing to the Agent at least two Business Days' notice of such changes. Such notice by the Company may be by telephone and shall be followed immediately by a written notification in the form attached hereto as Exhibit A. Upon receipt of such notification from the Company, the Agent shall notify each Bank by telephone of any changed Issuance Allocations or Tenor Allocations and shall deliver to each Bank on the date received from the Company a facsimile copy of such notification. If the Issuance Allocation or the Tenor Allocation of an Issuing Bank is being modified, such change shall not be effective until all Banks have returned to the Agent, within twenty-four (24) hours of such notification, signed copies of such notification, acknowledging the modifications, and the Agent has delivered copies of same to the Company.

          The aggregate Issuance Allocations shall at all times equal the amount of the aggregate Commitments, arid no notification by the Company of changed Issuance Allocations shall affect any outstanding L/C Obligations. At no time shall any Bank's Issuance Allocation be less than the L/C Obligations owed to such Issuing Bank. On and after the effective date of any change in the Issuance Allocations and/or Tenor Allocations, each Issuing Bank shall Issue Letters of Credit in an amount not in excess of its new Issuance Allocation, and each such Letter of Credit shall comply with the Tenor Allocation, if any, applicable to such Issuing Bank.

          (c) After the effective date of each change in Issuing Banks, Issuance Allocations or Tenor Allocations, the Agent shall deliver a revised schedule of same to each Bank and the Company, together with a revised Schedule
                                                                       --------
1.01, if necessary, to reflect any such changes.
----
                                      -21-

     2.14 Reports on Letters of Credit. (a) Prior to the Closing Date, each
          ----------------------------
Issuing Bank which has Issued Existing Letters of Credit shall deliver to the Agent a list of all Existing Letters of Credit, showing the Bank issuing each Letter of Credit, the date of issuance thereof, the letter of credit issuance number, the name of the beneficiary of each Existing Letter of Credit, the outstanding amount of each Existing Letter of Credit, the expiry date thereof and the aggregate amount of all Existing Letters of Credit Issued by such Issuing Bank and outstanding as of September 20, 1996 (the "Existing L/C
                                                            ------------
Report"). On the Closing Date, each Issuing Bank with Letters of Credit
------
outstanding shall deliver to the Agent a statement of all L/C Obligations owed to such Issuing Bank as of the Closing Date. Within five (5) Business Days after the Closing Date, each Issuing Bank which delivered an Existing L/C Report shall deliver to the Agent a report containing the information listed in the first sentence of this subsection (a) (the "Report"), accurate as of the close of business on the day prior to the Closing Date.

          (b) Each Monday during the term of this Agreement, each Issuing Bank shall deliver to the Agent a statement showing such Issuing Bank's Issuance Allocation and the total L/C Obligations shown on its records as of the close of business the preceding week.

          (c) On the fifth Business Day of each month during the term of this Agreement, each Issuing Bank shall deliver to the Agent a Report relating to L/C Obligations owed to such Bank as of the last Business Day of the preceding month.

          (d) The Agent shall deliver to the Company and the Banks, on the date it receives each such report described in this Section 2.14, a copy of each such report.

                                   ARTICLE III

                                YIELD PROTECTION
                                ----------------

     3.01 Increased hosts and Reduction of Return. (a) If any Bank determines
          ---------------------------------------
that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of participating in Letters of Credit, or, in the case of an Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

     3.02 Certificates of Banks. Any Bank claiming reimbursement or
          ---------------------
compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.03 Survival. The agreements and obligations of the Company in this
          --------
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.01 Conditions of Initial Credit Extensions. The obligation of each
          ---------------------------------------
Issuing Bank to issue a Letter of Credit or of any Bank to participate in any Letter of Credit is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and with respect to subsections (a) through (d), (f) and (g) in sufficient copies for each Bank:

          (a)  Credit Agreement. This Agreement executed by each party thereto;
               ----------------

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the Board Committee of the Company, authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement;

          (c)  Good Standing. A good standing certificate for the Company from
               -------------
the Secretary of State {or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date;

          (d)  Legal Opinions. An opinion of Michael R. Moran, General Counsel
               --------------
to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit B;
   ---------

          (e)  Payment of Fees. The Agent Fee due on the Closing Date, together
               ---------------
with Attorney Costs of NT&SA to the extent invoiced prior to or on the Closing Date;

          (f)  Termination of Risk Participation Agreements and Cancellation of
               ----------------------------------------------------------------
Standby Letter of Credit. A written statement from (i) each party to each Risk
------------------------
Participation Agreement that such agreement will be terminated by the closing of this transaction and (ii) NT&SA that it authorizes the cancellation of the Revolver Standby upon the closing of this transaction.

          (g)  Existing L/C Report. The Existing L/C Report described in Section
               -------------------
2.14(a) from each Bank that has Existing Letters of Credit outstanding on the Closing Date; and

          (h)  Other Documents. Such other approvals, opinions, documents or
               ---------------
materials as the Agent or any Bank may request.

     4.02 Conditions to All Credit Extensions. The obligation of each Issuing
          -----------------------------------
Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Issuance Date:

          (a)  Notice, Application. Each Issuing Bank shall have received an L/C
               -------------------
Application or L/C Amendment Application, as required under Section 2.02;

          (b)  Other Conditions. No event described in Section 2.32(b)(i), (ii)
               ----------------
or (iv) shall have occurred or shall exist.

          (c)  Continuation of Representations and Warranties. The
               ----------------------------------------------
representations and warranties in Article V and the representations and warranties in the Revolving Credit Agreement shall be true and correct on and as of such Issuance Date; and

          (d)  No Existing Default. No Default or Event of Default shall exist
               -------------------
or shall result from such Issuance.

Each L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of each such Issuance Date that the conditions in this Section
4.02 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company represents and warrants to the Agent and each Bank that:

     5.01 Corporate Existence and Power. The Company and each of its
          -----------------------------
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations hereunder and under the L/C Related Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where the failure to be so qualified could have a Material Adverse Effect; and

          (d) is in compliance with all Requirements of Law, where the failure to comply could have a Material Adverse Effect.

     5.02 Corporate Authorization; No Contravention. The execution, delivery and
          -----------------------------------------
performance by the Company of this Agreement and the L/C-Related Documents have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of the Company's certificate or articles of incorporation and by-laws;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any

Governmental Authority to which the Company or its property is subject; or

          (c)  violate any Requirement of Law.

     5.03 Governmental Authorization. No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any L/C-Related Document.

     5.04 Binding Effect. This Agreement and the L/C-Related Documents
          --------------
constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there
          ----------                                      -------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries, or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any L/C-Related Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Company or its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

     5.06. No Default.  No Default or Event of Default exists or would result
           ----------
from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 7.01(d).

     5.07 Taxes. The Company and its Subsidiaries have filed all Federal and
          -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.08 Financial Information. (a) The (i) audited financial statements of the
          ----------------------
Company as at December 30, 1995 and (ii) unaudited financial statements of the Company for the fiscal quarters ended on March 30, 1996 and June 29, 1996, copies of which have been furnished to each Bank, have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Company as at the dates thereof and the results of its operations for the periods then ended.

          (b)  Since December 31, 1995, there has been no Material Adverse
Effect.


                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     So long as any Bank shall have any Commitment hereunder, or any L/C Borrowing or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

     6.01 Financial Statements. The Company shall deliver to each Bank and the
          --------------------
Agent:

          (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended on or near December 28, 1996), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick or another nationally-recognized independent public accounting firm ("Independent Auditor")
                                                           -------------------
which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

          (b) as soon as available, but not later than 55 days after the end of each quarter of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; provided, that any such information for the final
                              --------
fiscal quarter of the fiscal year may be preliminary and subject to final adjustment no later than 100 days after the end of the fiscal year.

     6.02 Certificates; Other Information. The Company shall furnish to each
          -------------------------------
Bank and the Agent:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a certificate executed by a Responsible Officer stating that no Default or Event of Default exists as of the date of such financial statements; provided, that any such certificate for the
                                   --------
final fiscal quarter may be subject to a final adjustment in a similar manner as set forth in the proviso to Subsection 6.01(b).

          (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms lOK, 1OQ and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

          (d) from time to time, a certificate of a Responsible Officer certifying the names and true signatures of the officers and employees of the Company and its Material Subsidiaries authorized to execute L/C-Related Documents and to request the issuance and amendment of Letters of Credit; and

          (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the reasonable request of any Bank, may from time to time request.

     6.03 Notices. The Company shall promptly notify the Agent and each Bank:
          -------

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default; and

          (b) of any matter that has resulted or may result in a Material Adverse Effect.

          Each notice under this section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or L/C-Related Document that have been (or foreseeably will be) breached or violated.

     6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall
          -----------------------------------------
cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05 Inspection of Property and Books and Records. The Company shall
          --------------------------------------------
maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event
                                               --------  -------
of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Any visits to, or with officers of, any Subsidiary of the Company and any discussions with the Company's independent public accountants shall be coordinated through the Company.

                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

     7.01     Event of Default. Any of the following shall constitute an "Event
              ----------------                                            -----
of Default":
-----------

              (a) Non-Payment: The Company fails to pay, (i) when and as
                  -----------
required to be paid herein, any L/C Obligation, or (ii) within 3 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any Credit Document; or

              (b) Representation or Warranty. Any representation or warranty by
                  --------------------------
the Company or any Material Subsidiary made or deemed made herein, in any Credit Document, or which is contained in any certificate, document or financial or other statement issued by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any L/C-Related Document, is incorrect in any material respect on or as of the date made or deemed made; or

              (c) Other Defaults. The Company fails to perform or observe any
                  --------------
other term or covenant contained in this Agreement or any L/C-Related Document, and such default continues unremedied for a period of 30 days after written notice thereof has been given to the Company by the Agent or any Bank; or

              (d) Cross-Default. An event occurs under any agreement relating to
                  -------------
Indebtedness of the Company and its Subsidiaries in excess of $5,000,000 (other than Indebtedness hereunder), the occurrence of which, with notice or lapse of time or both, would permit the holders of such Indebtedness or a trustee or agent for such holders to cause such Indebtedness to become due and payable prior to its expressed maturity, notwithstanding that such holders, trustee or agent fail to accelerate the maturity of such Indebtedness or vote to waive the effect of such event; or the maturity date of any Indebtedness of the Company and its Subsidiaries in excess of $5,000,000 (other than Indebtedness hereunder) is accelerated by the holders thereof or by a trustee or agent on their behalf.

              (e) Insolvency: Voluntary Proceedings. The Company or any Material
                  ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

     (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is
         -----------------------
commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion or its property or business; or

     (g) Change of Control. There occurs any Change of Control.
         -----------------

     7.02 Remedies. If any Event of Default occurs, the Agent shall, at the
          --------
request of, or may, with the consent of, the Required Banks,

     (a) declare the commitment of each Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitment shall be terminated;

     (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary has presented or is entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and all other amounts owing or payable hereunder or under any Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

     (c) require the Company to deposit with the Agent cash collateral in the amount of the L/C Obligations; and

     (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks hereunder and under the Credit Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(e) or (f) of Section 7.01 (in the case of clause (i) of subsection (f) upon the expiration of the 60-day period mentioned therein), the obligation of each Issuing Bank to Issue Letters of Credit shall automatically terminate and all amounts as aforesaid shall automatically become due and payable without further act of the Agent or the Issuing Banks.

     7.03 Rights Not Exclusive. The rights provided for in this Agreement and
          --------------------
the Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law orin equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                  ARTICLE VIII

                               RELATIONS OF BANKS
                               ------------------

     8.01 Appointment and Authorization; "Agent". (a) Each Bank hereby
          -------------------------------------
irrevocably (subject to Section 8.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each L/C-Related Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any L/C-Related Document, together with such powers as are reasonably incidenta. thereto. Notwithstanding any provision to the contrary contained elsewhqre in this Agreement or in any L/C-Related Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any L/C-Related Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each Issuing Bank shall have all of the benefits and immunities provided to the Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters'of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article VIII, included the Issuing Bank with respect to such acts or omissions.

     9.02 Delegation of Duties. The Agent may execute any of its duties tinder
          --------------------
this Agreement or any L/C-Related Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall-not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     8.03 Liability of Agent. None of the Agent-Related Persons acting in the
          ------------------
capacity of Agent shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with thisAgreement or any L/C-Related Document or the. transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any L/C-Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any L/C-Related Document, or the validity,, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any L/C-Related Document, or for any failure of the Company or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any L/C-Related Document, or to inspect the properties,- books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     8.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall
          -----------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any L/C-Related Document unless it first receives such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any L/C-Related Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that ha's executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     8.05  Notice of Default. The Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Event of Default, except with respect to (a) defaults in the payment of amounts owed in respect of Letters of Credit issued by NT&SA as an Issuing Bank and (b) fees required to be paid to the Agent for the account of the Banks, unless the Agent has received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VII; provided,
                                                                --------
however, that until the Agent has received any such request, the Agent may (but
-------
shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     8.06  Credit Decision. Each Bank acknowledges that none of the
           ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the L/C-Related Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     8.07 Indemnification of Agent. Whether or not the transactions contemplated
          ------------------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be
                                 --------  -------
liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any L/C-Related Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     8.08 Agent in Individual Capacity. NT&SA and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though NT&SA were not the Agent or an Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, NT&SA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its L/C Obligations, NT&&A shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or an Issuing Bank.

     8.09 Successor Asent. The Agent may, and at the request of the Required
          ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as

Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.04 and 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     8.10 Withholding Tax. Each Bank organized under the laws of a jurisdiction
          ---------------
other than the United States of America shall, prior to the first Issuance Date, execute and deliver to the Agent and the Company one or more copies (as the Company or the Agent may reasonably request) of United States Internal Revenue Service Form 4224 or Form 1001 or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of taxes.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.01 Amendments and Waivers. No amendment or waiver of any provision of
          ----------------------
this Agreement, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank;

     (b) postpone or delay any date fixed by this Agreement for any payment of amounts due to the Banks (or any of them) hereunder;

     c) reduce the rate of interest specified herein on any late payment of unreimbursed amounts drawn under Letters of Credit or any L/C Borrowings or reduce any fees or other amounts payable hereunder;

     (d) change the definition of Required Banks; or

     (e) amend this Section, or Section 2.10, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent, unless in
     -------- -------
writing and signed by all Issuing Banks in addition to the Required Banks, shall affect the rights or duties of any Issuing Bank under this Agreement relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks, affect the rights or duties of the Agent under this Agreement and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     9.02 Notices. (a) All notices, requests, consents, approvals, waivers and
          -------
other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 9.02 (or on Schedule 1.01, if such notice relates to Issuance of
-------------        -------------
Letters of Credit), and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 9.02 (or on Schedule 1.01, if
                                          -------------        -------------
such notice relates to Issuance of Letters of Credit); or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or.faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or VIII to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article II to the Issuing Banks shall not be effective until actually received by an Issuing Bank at its address specified on Schedule 1.01.
             -------------

     (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Agent and the Issuing Banks shall not have any liability to the Company or other Person on account of any action taken or not taken.by the Agent or the Issuing Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to pay L/c Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Issuing Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Issuing Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     9.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     9.04 Costs and Expenses. The Company shall:
          ------------------

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse NT&SA (as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by NT&SA as Agent in connection with the preparation, delivery, negotiation and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by NT&SA in its capacity as Agent with respect thereto; and

          (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 4.0.1(e)) for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any L/C-Related Document during the existence of an Event of Default or after termination of the Commitments (including in connection with any "workout" or restructuring regarding the Obligations, and including in any Insolvency Proceeding or appellate proceeding).

     9.05 Company Indemnification. Whether or not the transactions contemplated
          -----------------------
hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person" harmless from and against any and all withholding taxes
 ------------------
levied by any taxing jurisdiction in respect of payments made hereunder or pursuant to any L/C-Related Document and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements

(including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following payment of the Obligations, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Issuing Bank) be imposed on, incurred by or asserted against any such Person in any way relating to activities of the Company resulting in environmental liabilities or the use, transportation or storage by the Company of hazardous substances or relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no
     -----------------------    --------
obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive payment of all other Obligations.

     9.06 Successors and Assigns. The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     9.07 Assignments. (a) Any Bank may, with the written consent of the Company
          -----------
and the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any
                                                      --------
ratable part of all, of such Bank's Commitment, L/C Obligations and its other rights and obligations hereunder, in a minimum amount of $10,000,000; provided,
                                                                      --------
however, that (i) any Bank making an assignment shall have notified the Agent in
-------
writing, prior to making such assignment, of the name and address of the Assignee, the amount of the assignment and the effective date thereof and (ii) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Agent an assignment and acceptance agreement acceptable to the Agent and the Company; and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000. Upon receipt by the Agent of all of the foregoing, the Agent shall modify Schedules 1.01, 2.01 and 9.02 to reflect such
                                  --------------  ----     ----
assignment and shall deliver such revised schedules to all parties hereto.The Agent shall not unreasonably withhold its consent to an assignment. The Issuance of Letters of Credit by an Affiliate of an Issuing Bank to fulfill an Issuing Banks' s Issuance Allocation shall not constitute an assignment.

        (b) Upon compliance with the provisions of Section 9.07(a), the Assignee shall be a party hereto and shall have the rights and obligations of a Bank or an Issuing Bank, as the case may be, under the Credit Documents. Thereupon, the Assignor Bank shall be released from its obligations under the Credit Documents to the extent of such assignment. If the Assignee is to be an Issuing Bank, the Assignee and the Company shall execute such L/C-Related Documents as requested by the Assignee and agreed to by the Company as such parties determine are necessary.

        (c) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
(S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     9.08 Set-off. In addition to any rights and remedies of the Banks provided
          -------
by law, if an Event of Default exists or the Commitments have been terminated, each Bank is authorized at,any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any L/C-Related Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any Such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not
           --------  -------
affect the validity of such set-off and application.

     9.09 Automatic Debits of Fees. The Company hereby irrevocably authorizes
          ------------------------
the Agent and each Issuing Bank to debit the Company's account with such Bank for all amounts drawn under Letters of Credit and all fees and other costs and expenses due and payable to each such Bank. The Agent and each Issuing Bank shall deliver an invoice to the Company showing the amount to be debited prior to effecting such debit. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in such Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this section shall be deemed a set-off.

     9.10 Notification of Addresses, Offices, Etc. Each Bank shall notify the
          ---------------------------------------
Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     9.11 Counterparts. This Agreement may be executed in any number of separate
          ------------
counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     9.12 Severability. The illegality or unenforceability of any provision
          ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.13 GOVERNING LAW AND JURISDICTION. (A) THIS AGREEMENT SHALL BE GOVERNED
          ------------------------------
BY, AND CONSTRUED IN,ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY L/C-RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANXS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
                                           --------------------
NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     9.14 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE
          --------------------
THEIR RESPECT,IVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS'AGREEMENT, THE L/C-RELATED DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE P,ARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON,

PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE L/C-RELATED DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE L/C-RELATED DOCUMENTS.

     9.15  Entire Agreement. This Agreement, together with the L/C-Related
           ----------------
Documents and the Fee Letters, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        SPIEGEL, INC.

                                        By:    [ILLEGIBLE]
                                           -------------------------------------
                                        Title:  Treasurer
                                              ----------------------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent

                                        By:    [ILLEGIBLE]
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank

                                        By:    [ILLEGIBLE]
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------

This is the final signature page to the $200,000,000 Letter of Credit Facility Agreement.

                                        THE BANK OF NEW YORK

                                        By:    /s/ [ILLEGIBLE]
                                           -------------------------------------

                                        Title:   Vice President
                                              ----------------------------------

                                        THE HONGKONG AND SHANGHAI BANKING
                                        CORPORATION LIMITED, CHICAGO BRANCH

                                        By: /s/ Michael C. Cutlip
                                           -------------------------------------
                                                Michael c. Cutlip

                                         Title: Vice President
                                               ---------------------------------

                                        ABN AMRO BANK N.V., CHICAGO BRANCH

                                             By:  ABN AMRO NORTH AMERICA,
                                                  INC., as agent

                                             By:  /s/ Thomas M. Toerpe
                                                --------------------------------
                                                      THOMAS M. TOERPE

                                             Title:    VICE PRESIDENT
                                                   -----------------------------

                                             By:  /s/ David C. Sagers
                                                --------------------------------
                                                        DAVID C. SAGERS

                                             Title:     Vice President
                                                   -----------------------------

                                  SCHEDULE 1.01
                                  -------------

                      LETTER OF CREDIT OFFICES; ADDRESSES:
                      ------------------------------------
                      PAYMENT INSTRUCTIONS FOR AFFILIATES
                      -----------------------------------

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION
-----------------------

Letter of Credit Issuance Office:
---------------------------------
     Bank of America Illinois
     231 S. LaSalle Street
     Chicago, Illinois 60697
     Attention: Letters of Credit #1580

     Payment Instructions:
     ---------------------
     Via FED Wire:
     City/St.:        Chicago, Illinois             ABA #:  0710-00039
     In Favor Of:    Bank of America Illinois
     Attn:           L/C Department, Dorothy Smith
     Ref:            L/C number

Letter of Credit Issuance Office:
---------------------------------
     Bank of America, NT&SA Hong Kong
     Devon House 9th Floor
     979 King's Road
     Hong Kong


     Via FED Wire:
     City/St.:       San Francisco, California      A/C #:  62900-90356
     In Favor Of:    Bank of America NTtSA, San Francisco
                     Bank of America NTSA, Hong Kong
     Ref:            EBI - L/C number

Letter of Credit Issuance Office:
---------------------------------
     Seafirst Bank
     800 - 5th Avenue
     31st Floor
     Seattle, Washington 98104

     Payment Instructions:
     ---------------------
     Via FED Wire:
     City/St.:       Seattle, Washington          ABA #:  1250-00024
     In Favor Of:    Federal Reserve Bank, Seattle, WA
                     Seafirst Bank
     Attn:           International Trade Operations, Bob Berg

THE BANK OF NEW YORK
--------------------

Letter of credit Issuance office:
---------------------------------
     The Bank of New York
     101 Barclay Street
     New York, New York 10286

     Payment Instructions:
     ---------------------
     Via FED Wire:
     City/St.:       New York, New York              ABA #: 021000018
     In Favor Of:    The Bank of New York
     Attn:           Trade Services Division
                     GLA #111115
     Ref:            Borrowers Name
     L/C #
     ie:             fee period

THE HONGKONG AND SHANGHAI
-------------------------
BANKING CORPORATION LIMITED
---------------------------

U.S. Letter of Credit Issuance Office:
--------------------------------------
          The Hongkong and Shanghai Banking Corporation Limited
          140 Broadway
          New York, New York 10005
          Attention:  TBA
                      Telephone:      ______________________
                      Facsimile:      ______________________

          Payment Instructions - U.S. [To Be Provided]
          --------------------

Hong Kong Letter of Credit Issuance Office:
------------------------------------------
          The Hongkong and Shanghai Banking Corporation Limited
          Import/Export Department, Division 7
          One Queen's Road Central, Level 19
          Hong Kong
          Attention:  Bill Susinski,  Division Manager, Division 7
                      Telephone:      2822-4335
                      Facsimile:      2877-0565

Payment Instructions:
---------------------

Via FED Wire:
City/St.:
In Favor Of:

                                [To Be Provided]

ABN AMRO BANK N.V.,
--------------------
actinq through its
-------------------
Chicago Branch
--------------

Letter of Credit Issuance Office:
--------------------------------
        Trade Services Department
        ABN AMRO Bank N.V.
        Chicago Branch
        135 S. LaSalle Street
        Suite 625
        Chicago, Illinois 60674-9135
                     Attention:      Irene Pazik
                     Telephone:      (312) 904-6323
                     Facsimile:      (312) 606-8435

        Payment Instructions:
        --------------------

        Via FED Wire:
        City/St.:    New York, New York                  ABA #:   026009580
        In Favor Of: ABN AMRO Bank N.V. - Chicago Branch
        Account No.: 651-0-010111-42
        Ref:         Spiegel, Inc.
                     & type of payment being made:
                     fees, interest, etc.

                                  SCHEDULE 2.01
                                  -------------

                                   COMMITMENTS
                                   -----------
                               AND PRO RATA SHARES
                               -------------------
                                                               Pro Rata
                Bank                            Commitment      Share
                ----                            ----------      -----

Bank of America National Trust and
Savings Association                           $ 50,000,000       25%

The Bank of New York                          $ 50,000,000       25%

The Hongkong and Shanghai Banking
Corporation Limited                           $ 50,000,000       25%

ABN AMRO Bank N.V., acting through
its Chicago Branch                            $ 50,000,000       25%

                                              ------------

                    TOTAL                     $200,000,000      100%

                                  SCHEDULE 5.05
                                  -------------

                                   LITIGATION
                                   ----------

                                      None

                                  SCHEDULE 9.02
                                  -------------

                     OFFICES OF BANKS, ADDRESSES FOR NOTICES
                     ---------------------------------------

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
 as Agent

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1455 Market Street, 13th Floor
San Francisco, California 94103
Attention:        Agency Manager, Vice President
                  Telephone: (415) 436-2788
                  Facsimile: (415) 436-2700

AGENT'S OFFICE TO RECEIVE PAYMENTS:
----------------------------------

Bank of America National Trust
and Savings Association
San Francisco, California 94103

ABA Routing No.: 121-000-358
Bancontrol Acct. No.:  12335-15205
Reference: Spiegel, Inc.

BANK OF AMERICA NATIONAL TRUST
-------------------------------
AND SAVINGS ASSOCIATION
-----------------------

Bank of America National Trust
and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention:        M.A. Detrick
                  USCG CP-Mideast
                  Telephone: (312) 828-5201
                  Facsimile: (312) 987-1276

    with a copy of any notices to:

Bank of America National Trust
and Savings Association
International Trade Bank
231 South LaSalle Street
Chicago, Illinois 60697
Attention:        Mela Maggi
                  Telephone:  (312) 828-3183
                  Facsimile:  (312) 987-3362

THE BANK OF NEW YORK
--------------------

The Bank of New York
One Wall Street, 8th Floor
New York, New York 10286
Retailing Industry Division
Attention:    Michael Flannery
              Telephone: (212) 635-7885
              Facsimile: (212) 635-1481/1483

              Nancy Loiacono
              Telephone: (212) 635-7879
              Facsimile: (212) 635-1481/1483

              Diane Burgess
              Telephone: (212) 635-1366
              Facsimile: (212) 635-1481/1483

              Madlyn Myrick
              Telephone: (212) 635-1311
              Facsimile: (212) 635-1481/1483

Payment Instructions:
--------------------

Via FED Wire:
City/St.:     New York, New York                    ABA #:      021000018
In Favor Of:  The Bank of New York
              Commercial Loans Servicing Department
              GLA #111556
              Ref: Borrowers Name
              ie:  principal, interest, fees

THE HONGKONG AND SHANGHAI BANKING
---------------------------------
BANKING CORPORATION LIMITED
---------------------------

Payment Instructions:
--------------------

Via FED Wire:
City/St.: Chicago, Illinois.            ABA #: 0710-0205-3
In Favor Of:      The Hongkong and Shanghai
                  Banking Corporation Limited
                  Reference: Spiegel LC Facility

Address for Notices:
-------------------

The Hongkong and Shanghai Banking Corporation Limited
190 S. LaSalle Street, Suite 1100
Chicago, Illinois 60603'
Attention:          Michael C. Cutlip, Vice President
                    Telephone: (312) 853-3852
                    Facsimile: (312) 853-3855

ABN AMRO BANK N-V.,
-------------------
acting through its
Chicago Branch

ABN AMRO Bank N.V.
135 S. LaSalle Street
Suite 625
Chicago, Illinois 60674-9135
Attention:          Laurie D. Flom
                    Telephone: (312) 904-2682
                    Facsimile: (312) 606-9425

    with a copy of any notices to:

ABN AMRO Bank N.V.
135 S. LaSalle Street
Suite 625
Chicago, Illinois 60674-9135
Attention:          Loan Administration
                    Telephone: (312) 904-2691
                    Facsimile: (312) 606-8435

             NOTICE OF CHANGE IN ISSUING BANKS, ISSUANCE ALLOCATIONS
                            AND/OR TENOR ALLOCATIONS

                                     [Date]

[Agent]
[Agent's Address]



Ladies and Gentlemen:

     Reference is made to that certain Letter of Credit Facility Agreement, dated as September 27, 1996 (as amended from time the time the "Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement. Pursuant to Section 2.13. of the Agreement, the undersigned hereby notifies you that as of _______________, 19__ [which date must be not less than two Business Days prior to the effective date of the change], (1) the Banks listed below are being added as Issuing Banks or are ceasing to be issuing Banks and (2) the Issuance Allocations and the Tenor Allocations of the Issuing Banks under the Agreement shall be changed as set forth below:


                             Change in Issuing Banks
                             -----------------------


Banks Being Added                              Banks Ceasing to
as Issuing Banks                               be Issuing Banks
-----------------                              ----------------

                               Issuance Allocation
                               -------------------


Names of Issuing Banks                         New Issuance Allocation
----------------------                         -----------------------


                               Tenor Allocation
                               ----------------


Names of Issuing Banks                         New Tenor Allocation
----------------------                         --------------------


                                    EXHIBIT A
                                   Page 1 of 2

[Agent]
[Date]

     Each Bank should sign where indicated below and return a signed copy of this notification to the Agent within 24 hours, after notifying the Agent by telephone (within 24 hours) of its intent to so deliver such signed copy.

                                                      Yours very truly,

                                                      SPIEGEL, INC.

                                                      By:_______________________

                                                      Title:____________________

                                 * * * * * * * *

_______________________________________ an Issuing Bank named above as having a changed Issuance Allocation and/or Tenor Allocation, hereby confirms its modified Issuance Allocation and/or Tenor Allocation as set forth above.

                                                    ____________________________
                                                    [NAME OF ISSUING BANK]

                                                    By:_________________________

                                                    Title:______________________


_______________________________________, a Bank party to the Agreement, hereby
[agrees to become an Issuing Bank and] confirms the modified Issuance Allocations and Tenor Allocations set forth above.

                                                    ____________________________
                                                    [NAME OF BANK]

                                                    By:_________________________

                                                    Title:______________________

                                    EXHIBIT A

To each of the Banks parties to the Letter of Credit Facility Agreement hereinafter referred to and to Bank of America National Trust and Savings Association as Agent for the Banks

                              September ____, 1996

    Re:    Letter of Credit Facility Agreement, dated as of September 26, 1996

Ladies and Gentlemen:

    I am the General counsel of Spiegel, Inc., a Delaware corporation (the, "Company"), and have acted as counsel to the Company in connection with the
 -------
negotiation, execution and de1ivery of the Letter of Credit Facility
Agreement, dated as of September 26, 1996 (the "Agreement"), among the Company,
                                                ---------
the various financial institutions which are or may become parties thereto (collectively, the "Banks"), and Bank of America National Trust and Savings
                    -----
Association, the Agent.

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

    I am familiar with the corporate proceedings taken by the Company in connection with the foregoing agreements and documents and the transactions contemplated thereby. In addition, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the basis of the opinions hereinafter expressed. As to certain factual matters, I have relied, where I deemed appropriate, upon information provided to me by other officers and employees of the Company.

    In making the examination of all documents and agreements in connection with the opinions pressed herein, I have assumed the genuineness of all signatures and authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

    I have further assumed that the documents which are the subject of this opinion letter constitute legal, valid and binding obligations of the parties thereto other than the Company, and that all such other parties have taken or obtained

                                    EXHIBIT B
all actions, consents and approvals required in connection with their execution, delivery and performance of such documents.

     Based upon, and subject to, the foregoing, I am of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business, or location of employees require it to be so qualified and where the failure so to qualify would reasonably be expected to have a Material Adverse Effect.

     2. Each Subsidiary is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified in good standing as a foreign corporation authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business, or location of employees require it to be so qualified and where the failure so to qualify would reasonably be expected to have a Material Adverse Effect.

     3. The Company has full corporate power and authority to own and operate its properties and assets, carry on its business as currently conducted, and enter into and perform its obligations under the Agreement and each other L/C Related Document executed by it.

     4. Each Subsidiary has full corporate power and authority to own and operate its properties and assets, carry on its business as currently conducted, and enter into and perform its obligations under the L/C Related Documents.

     5. There is no provision in the articles or certificate of incorporation or the by-laws of the Company, nor any provision in any document evidencing any Contractual Obligation known to me after due inquiry to which the Company is a party or by which it or any of its properties may be bound, nor any writ, order or decision known to me after due inquiry of any court or governmental instrumentality binding on the Company which would be contravened by the execution and delivery by the Company of the Agreement or the other L/C Related Documents to which the Company is a party, nor do any of the foregoing prohibit performance by the Company of any term, provision, condition, covenant or

                                    EXHIBIT B
          my other obligation of the Company contained therein. To the best of my knowledge after due inquiry, the execution and delivery by the Company of the Agreement and each such other L/C Related Document and the performance thereof and borrowing thereunder by the Company will not i) result in or require the creation or imposition of any Lien in any of its properties pursuant to the provisions of any document evidencing any Contractual Obligation binding on the Company, nor ii) violate any Requirement of Law.

     6. Except as described in Schedule 5.05 of the Agreement, to the best of my knowledge after due inquiry, there are no actions, suits, claims, disputes or proceedings pending, or to the best of my knowledge, threatened against the Company or any Subsidiary before any court, arbitrator or Governmental Authority which i) purport to affect or pertain to the Agreement or any L/C Related Document or the transactions contemplated thereby, or ii) if determined adversely to the Company or its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

     7. Neither the making nor the performance of the Aqreement or any L/C Related Document by the Company requires any authorization, exemption, action, consent or approval of any Governmental Authority known to me after due inquiry.

     I am licensed to practice law only in the State of Illinois and, accordingly, the foregoing opinions are limited solely to the laws of the State of Illinois (other than the laws, regulations and ordinances of political subdivisions thereof, as to which no opinion is given), the Delaware General Corporation Law, and applicable federal laws of the United States.

     This opinion letter is being furnished to the Agent and the Banks and their respective permitted assignees and participants for their use and the use of their respective counsel, solely in connection with the transactions occurring on the date hereof under the Agreement. No other use of this opinion may be made without my prior written consent. I undertake no obligation to update any matter herein.

                                                              Very truly yours,



                                                              Michael R. Moran

                                    EXHIBIT B